EXHIBIT 99

MBT Financial Corp. Announces Second Quarter 2015 Profit

MONROE, Mich., July 21, 2015 – MBT Financial Corp., (Nasdaq: MBTF), the parent company of Monroe Bank & Trust, reported a net profit of $2,285,000 ($0.10 per share, basic and diluted), in the second quarter of 2015, compared to a profit of $1,687,000 ($0.08 per share, basic and diluted), in the second quarter of 2014. The net profit for the six months ended June 30, 2015 was $5,062,000 ($0.22 per share, basic and diluted), compared to $3,454,000 ($0.16 per share, basic and diluted) in the six months ended June 30, 2014.

Earnings for the Company improved this quarter due to improvements in the net interest income, the provision for loan losses, non-interest income, and non-interest expenses. The net interest margin decreased from 3.15% in the second quarter of 2014 to 3.12% in the second quarter of 2015, but the average amount of interest earning assets increased $76.7 million. As a result, net interest income improved by 6.2% in the second quarter of 2015 compared to the second quarter of 2014.

The provision for loan losses decreased $100,000 compared to the second quarter of 2014 as improving asset quality and recoveries of loans previously charged off allowed the bank to maintain an adequate Allowance for Loan Losses without recording a provision in the second quarter of 2015. Loans charged off during the quarter totaled $407,000, while $295,000 was recovered on loans charged off previously. Total Loans increased $5.8 million during the second quarter of 2015, but the continued improvement in asset quality enabled the Company to reduce the Allowance for Loan and Lease Losses from 2.13% of loans at the end the first quarter to 2.09% as of the end of the second quarter.

Non-interest income increased $221,000, or 6.2% in the second quarter of 2015 compared to the second quarter of 2014. Excluding gains and losses from securities and other real estate transactions, non-interest income increased $97,000, or 2.6% as deposit account fees, debit card income, and mortgage loan origination fees all increased.

Total non-interest expenses decreased $61,000, or 0.6% in the second quarter of 2015 compared to the second quarter of 2014. Expenses related to Other Real Estate Owned decreased $182,000 or 50.4% due to the decrease in the number of properties owned. FDIC insurance decreased $191,000 or 30.8% due to a decrease in our assessment rate following the termination of the Bank’s Consent Order with the FDIC and the State of Michigan in the second quarter of 2014.

Total assets of the company increased $13.4 million, or 1.1% compared to December 31, 2014. Total loans increased $13.2 million since the end of 2014. Capital increased $4.3 million since the end of last year primarily due to the year to date profit of $5.1 million. The Accumulated Other Comprehensive Income (AOCI) component of capital decreased $967,000 compared to the end of 2014. The AOCI decreased mainly due to a decrease in the market values of our investment securities that are classified as available for sale. The ratio of equity to assets increased from 10.52% at the end of 2014 to 10.75% at June 30, 2015. The Bank’s Tier 1 Leverage ratio increased from 9.55% as of December 31, 2014 to 10.43% as of June 30, 2015.

H. Douglas Chaffin, President and CEO, commented, “We are pleased with our results for the first half of 2015, and we believe that our balance sheet is positioned to produce better earnings results when interest rates increase. While we remain concerned about the effect of global and national issues on our local economy, we plan to continue our efforts to improve profitability by growing our loan portfolio and improving our operational efficiency. Our current environment still presents challenges, but we remain confident in our ability to maintain our position as the premier independent provider of financial services in the communities we serve.”

Conference Call

MBT Financial Corp. will hold a conference call to discuss the second quarter results on Wednesday, July 22, 2015, at 10:00 a.m. Eastern Time. The call will be webcast and can be accessed at the Investor Relations/Corporate Profile page of MBT Financial Corp.’s web site www.mbandt.com. The call can also be accessed in the United States by calling toll free (877) 510-3783. The toll free number for callers in Canada is (855) 669-9657 and international callers can access the call at (412) 902-4136. A replay will be available one hour after the conclusion of the call at (877) 344-7529, Conference #10068486. The replay will be available until August 22, 2015 at 9:00 a.m. Eastern. The webcast will be archived on the Company’s web site and available for twelve months following the call.

About the Company:

MBT Financial Corp. (NASDAQ: MBTF), a bank holding company headquartered in Monroe, Michigan, is the parent company of Monroe Bank & Trust (“MBT”). Founded in 1858, MBT is one of the largest independently owned community banks in Southeast Michigan.  With nearly $1.3 billion in assets, MBT is a full-service bank, offering a complete range of business and personal accounts, credit and mortgage options, investment and retirement services and award-winning financial literacy outreach.  MBT employee volunteers contribute approximately 9,000 hours of community service annually. MBT’s Commercial Lending Group is a top SBA and MEDC lending partner. MBT’s Wealth Management Group (“WMG”) is one of the largest and most respected in Michigan.  The Michigan Bankers Association ranks MBT fourth among all Michigan banks for total trust assets. With 25 offices, 47 ATMs, convenient mobile and online banking, a robust online and social media presence and a comprehensive array of products and services, MBT prides itself in offering World Class Banking with a Local Address. Visit MBT’s website at www.mbandt.com.

Forward-Looking Statements

Certain statements contained herein are not based on historical facts and are "forward-looking statements" within the meaning of Section 21A of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond the Company's control), may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of these terms. Actual results could differ materially from those set forth in forward-looking statements, due to a variety of factors, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset/liability management, change in the financial and securities markets, including changes with respect to the market value of our financial assets, the availability of and costs associated with sources of liquidity, and the ability of the Company to resolve or dispose of problem loans. The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

MBT FINANCIAL CORP.
CONSOLIDATED FINANCIAL HIGHLIGHTS - UNAUDITED

	Quarterly					Year to Date
	2015	2015	2014	2014	2014
(dollars in thousands except per share data)	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	2015	2014

EARNINGS
Net interest income	$9,081	$9,342	$8,802	$8,852	$8,552	$18,423	$17,047
FTE Net interest income	$9,213	$9,474	$8,934	$8,989	$8,693	$18,687	$17,333
Provision for loan and lease losses	$-	$(800)	$-	$(700)	$100	$(800)	$200
Non interest income	$3,805	$3,625	$3,980	$2,125	$3,584	$7,430	$7,248
Non interest expense	$9,730	$9,819	$9,815	$9,362	$9,791	$19,549	$19,490
Net income	$2,285	$2,777	$2,149	$1,712	$1,687	$5,062	$3,454
Basic earnings per share	$0.10	$0.12	$0.09	$0.08	$0.08	$0.22	$0.16
Diluted earnings per share	$0.10	$0.12	$0.09	$0.07	$0.08	$0.22	$0.16
Average shares outstanding	22,733,739	22,721,845	22,697,204	22,691,593	22,205,086	22,727,825	21,515,737
Average diluted shares outstanding	22,931,544	22,906,334	22,956,549	22,986,918	22,498,236	22,917,997	21,805,165

PERFORMANCE RATIOS
Return on average assets	0.72%	0.89%	0.70%	0.56%	0.57%	0.80%	0.58%
Return on average common equity	6.48%	8.28%	6.45%	5.21%	5.50%	7.36%	5.90%

Base Margin	3.04%	3.10%	3.07%	3.09%	3.08%	3.07%	3.09%
FTE Adjustment	0.04%	0.05%	0.05%	0.05%	0.05%	0.05%	0.05%
Loan Fees	0.04%	0.12%	0.02%	0.03%	0.02%	0.08%	0.02%
FTE Net Interest Margin	3.12%	3.27%	3.14%	3.17%	3.15%	3.20%	3.16%

Efficiency ratio	73.18%	73.66%	75.19%	71.66%	75.85%	73.42%	75.99%
Full-time equivalent employees	350	355	366	370	367	352	369

CAPITAL
Average equity to average assets	11.09%	10.70%	10.78%	10.71%	10.28%	10.90%	9.88%
Book value per share	$6.11	$6.17	$5.92	$5.76	$5.68	$6.11	$5.68
Cash dividend per share	$-	$-	$-	$-	$-	$-	$-

ASSET QUALITY
Loan Charge-Offs	$407	$322	$455	$3,353	$1,662	$729	$2,336
Loan Recoveries	$295	$1,105	$533	$2,182	$405	$1,400	$928
Net Charge-Offs	$112	$(783)	$(78)	$1,171	$1,257	$(671)	$1,408

Allowance for loan and lease losses	$13,079	$13,191	$13,208	$13,130	$15,001	$13,079	$15,001

Nonaccrual Loans	$11,135	$12,329	$13,040	$13,351	$19,048	$11,135	$19,048
Loans 90 days past due	$-	$3	$10	$7	$4	$-	$4
Restructured loans	$22,812	$22,788	$22,896	$24,094	$29,658	$22,812	$29,658
Total non performing loans	$33,947	$35,120	$35,946	$37,452	$48,710	$33,947	$48,710
Other real estate owned & other assets	$4,237	$4,893	$5,633	$6,043	$7,933	$4,237	$7,933
Nonaccrual Investment Securities	$-	$-	$-	$-	$3,403	$-	$3,403
Total non performing assets	$38,184	$40,013	$41,579	$43,495	$60,046	$38,184	$60,046

Classified Loans	$41,952	$46,668	$48,978	$48,662	$63,665	$41,952	$63,665
Other real estate owned & other assets	$4,237	$4,893	$5,633	$6,043	$7,933	$4,237	$7,933
Classified Investment Securities	$-	$-	$-	$-	$9,379	$-	$9,379
Total classified assets	$46,189	$51,561	$54,611	$54,705	$80,977	$46,189	$80,977

Net loan charge-offs to average loans	0.07%	-0.52%	-0.05%	0.78%	0.84%	-0.22%	0.48%
Allowance for loan losses to total loans	2.09%	2.13%	2.16%	2.24%	2.50%	2.09%	2.50%
Non performing loans to gross loans	5.43%	5.67%	5.88%	6.39%	8.12%	5.43%	8.12%
Non performing assets to total assets	2.96%	3.06%	3.25%	3.47%	4.96%	2.96%	4.96%
Classified assets to total capital	31.36%	35.70%	41.64%	42.73%	63.80%	31.36%	63.80%
Allowance to non performing loans	38.53%	37.56%	36.74%	35.06%	30.80%	38.53%	30.80%

END OF PERIOD BALANCES
Loans and leases	$625,172	$619,385	$610,880	$586,152	$599,803	$625,172	$599,803
Total earning assets	$1,177,475	$1,196,949	$1,160,371	$1,135,016	$1,093,461	$1,177,475	$1,093,461
Total assets	$1,292,104	$1,307,053	$1,278,657	$1,251,812	$1,209,831	$1,292,104	$1,209,831
Deposits	$1,121,280	$1,135,312	$1,111,811	$1,089,484	$1,049,789	$1,121,280	$1,049,789
Interest Bearing Liabilities	$898,116	$914,569	$908,590	$894,753	$869,843	$898,116	$869,843
Shareholders' equity	$138,864	$140,208	$134,536	$130,652	$128,794	$138,864	$128,794
Tier 1 Capital (Bank)	$134,215	$131,235	$117,944	$114,898	$111,929	$134,215	$111,929
Total Shares Outstanding	22,741,898	22,730,647	22,718,077	22,694,906	22,690,142	22,741,898	22,690,142

AVERAGE BALANCES
Loans and leases	$621,010	$615,994	$606,060	$597,771	$598,392	$618,518	$597,664
Total earning assets	$1,183,291	$1,176,825	$1,131,448	$1,124,988	$1,106,590	$1,180,078	$1,103,920
Total assets	$1,275,744	$1,270,661	$1,225,996	$1,217,640	$1,196,912	$1,273,216	$1,194,863
Deposits	$1,121,658	$1,124,633	$1,085,325	$1,079,425	$1,058,873	$1,123,137	$1,062,433
Interest Bearing Liabilities	$906,725	$917,079	$880,276	$884,832	$880,030	$911,873	$882,405
Shareholders' equity	$141,507	$135,971	$132,121	$130,404	$123,011	$138,754	$118,033

MBT FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Quarter Ended June 30,		Six Months Ended June 30,
Dollars in thousands (except per share data)	2015	2014	2015	2014
Interest Income
Interest and fees on loans	$7,154	$7,021	$14,586	$14,100
Interest on investment securities-
Tax-exempt	273	297	548	604
Taxable	2,436	2,200	4,864	4,318
Interest on balances due from banks	14	22	40	54
Total interest income	9,877	9,540	20,038	19,076

Interest Expense
Interest on deposits	619	801	1,264	1,656
Interest on borrowed funds	177	187	351	373
Total interest expense	796	988	1,615	2,029

Net Interest Income	9,081	8,552	18,423	17,047
Provision For Loan Losses	-	100	(800)	200

Net Interest Income After
Provision For Loan Losses	9,081	8,452	19,223	16,847

Other Income
Income from wealth management services	1,191	1,168	2,413	2,302
Service charges and other fees	1,030	968	1,924	1,900
Debit Card income	591	542	1,155	1,031
Net gain on sales of securities	22	219	258	276
Net gain (loss) on other real estate owned	(21)	(342)	(284)	(330)
Origination fees on mortgage loans sold	137	88	266	150
Bank Owned Life Insurance income	362	351	633	705
Other real estate owned rent	103	130	137	265
Other	390	460	928	949
Total other income	3,805	3,584	7,430	7,248

Other Expenses
Salaries and employee benefits	5,750	5,804	11,624	11,532
Occupancy expense	606	670	1,426	1,414
Equipment expense	790	662	1,524	1,279
Marketing expense	308	212	554	415
Professional fees	550	521	1,126	939
Other real estate owned expense	179	361	305	700
FDIC deposit insurance assessment	429	620	843	1,260
Bonding and other insurance expense	227	255	457	519
Telephone expense	109	104	204	247
Other	782	582	1,486	1,185
Total other expenses	9,730	9,791	19,549	19,490

Profit Before Income Taxes	3,156	2,245	7,104	4,605
Income Tax Expense	871	558	2,042	1,151
Net Profit	$2,285	$1,687	$5,062	$3,454

Basic Earnings Per Common Share	$0.10	$0.08	$0.22	$0.16

Diluted Earnings Per Common Share	$0.10	$0.08	$0.22	$0.16

Dividends Declared Per Common Share	$-	$-	$-	$-

MBT FINANCIAL CORP.
CONSOLIDATED BALANCE SHEETS

	(Unaudited)
Dollars in thousands	June 30, 2015	December 31, 2014
Assets
Cash and Cash Equivalents
Cash and due from banks
Non-interest bearing	$14,398	$15,957
Interest bearing	9,175	36,165
Total cash and cash equivalents	23,573	52,122

Securities - Held to Maturity	35,277	32,613
Securities - Available for Sale	503,703	473,176
Federal Home Loan Bank stock - at cost	4,148	7,537
Loans held for sale	1,602	548

Loans	623,570	610,332
Allowance for Loan Losses	(13,079)	(13,208)
Loans - Net	610,491	597,124

Accrued interest receivable and other assets	28,189	29,465
Other Real Estate Owned	4,233	5,615
Bank Owned Life Insurance	52,373	51,825
Premises and Equipment - Net	28,515	28,632
Total assets	$1,292,104	$1,278,657

Liabilities
Deposits:
Non-interest bearing	$238,164	$218,221
Interest-bearing	883,116	893,590
Total deposits	1,121,280	1,111,811

Repurchase agreements	15,000	15,000
Accrued interest payable and other liabilities	16,960	17,310
Total liabilities	1,153,240	1,144,121

Shareholders' Equity
Common stock (no par value)	23,270	23,037
Retained Earnings	119,194	114,132
Unearned Compensation	(30)	-
Accumulated other comprehensive income (loss)	(3,570)	(2,633)
Total shareholders' equity	138,864	134,536
Total liabilities and shareholders' equity	$1,292,104	$1,278,657

FOR FURTHER INFORMATION:

H. Douglas Chaffin                          John L. Skibski

Chief Executive Officer                   Chief Financial Officer

(734) 384-8123                                   (734) 242-1879

doug.chaffin@mbandt.com           john.skibski@mbandt.com